UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Hudson Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

HUDSON GLOBAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held [_______], 2024

To the Stockholders of Hudson Global, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Hudson Global, Inc. (the “Company”) will be held on [______], 2024, at 10:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, for the following purposes:

1. To elect four directors to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To approve, by advisory vote, the compensation of our named executive officers as disclosed in the proxy statement;

3. To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation designed to protect the tax benefits of our net operating losses;

4. To approve amendments to the Company’s Rights Agreement (the “Rights Agreement”) by and between the Company and Computershare Trust Company, N.A., to extend its term through October 15, 2027;

5. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024.

We also will consider and act upon such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record at the close of business on June 25, 2024 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices for at least ten (10) days prior to the Annual Meeting and at the Annual Meeting.

In connection with the Annual Meeting, we have prepared a proxy statement setting out detailed information about the matters that will be covered at the Annual Meeting. We will mail our proxy statement, along with a proxy card and our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023, on or about [________], 2024, to our stockholders of record as of the close of business on June 25, 2024. These materials are also available electronically at www.icommaterials.com/HSON and on our corporate website at www.hudsonrpo.com.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement carefully and submit your proxy or voting instructions as soon as possible. To assure your representation at the, please vote your shares (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible or (2) in person by ballot at the Annual Meeting. You may vote in person if you wish to do so even if you have previously submitted your proxy or voting instructions. Important information about attending the Annual Meeting in person is included in the proxy statement.

For questions about the Annual Meeting, please write to Corporate Secretary, Hudson Global, Inc., 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870 or call (203) 409-5628.

By Order of the Board of Directors
Old Greenwich, Connecticut	Jeffrey E. Eberwein
Chief Executive Officer
[______], 2024

PROXY STATEMENT

HUDSON GLOBAL, INC.

53 Forest Avenue, Suite 102

Old Greenwich, Connecticut 06870

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held [_______], 2024

ANNUAL MEETING INFORMATION

The Board of Directors of Hudson Global, Inc. (the “Company”, “we”, “us”, “our”) is soliciting proxies for use at our annual meeting of stockholders (“Annual Meeting”), which will be held on [______], 2024, at 10:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, and all adjournments or postponements of the Annual Meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the attached Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement (“Proxy Statement”).

This Proxy Statement, a proxy card, and our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023, were first sent or given to our stockholders as of June 25, 2024 (the “Record Date”) on or about [_____], 2024. If you are a stockholder of record as of the Record Date, you may vote (1) by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible or (2) in person by ballot at the Annual Meeting. If you hold your shares of common stock in a brokerage account or by a bank or other nominee, you must follow the voting procedures provided by your broker, bank or other nominee, which instructions will be included with your proxy materials.

You may revoke your proxy by submitting a new proxy with a later date or by notifying our Corporate Secretary in writing at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

If you submit your proxy over the Internet or by telephone, or you properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you properly complete, sign and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote (i) “FOR” each of the four nominees for election as directors referred to in this Proxy Statement; (ii) “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; (iii) “FOR” the adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation designed to protect the tax benefits of our net operating losses; (iv) “FOR” the approval of amendments to the Company’s Rights Agreement by and between the Company and Computershare Trust Company, N.A. to extend its term through October 15, 2027; and (v) “FOR” the ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the Annual Meeting. However, if any other business or matters properly shall come before the Annual Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such other business or matters.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as June 25, 2024. Only holders of record of our common stock at the close of business on June 25, 2024 are entitled to vote at the Annual Meeting. On June 25, 2024, there were [______________] shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

The holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another date. Whether or not a quorum is present, the Chair of the Annual Meeting will have the power to adjourn the meeting to another date.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, votes withheld and broker non-votes.

Abstentions, Votes Withheld and Broker Non-Votes

Broker Non-Votes

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except for Proposal 5 (the ratification of the appointment of Wolf & Company, P.C. as our independent auditor for 2024), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 5. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting, or vote in person at the Annual Meeting.

Votes Withheld

Under our By-Laws, directors are elected by plurality vote of the shares of the Company’s outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of the nominees.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares present or represented at the meeting for purposes of determining whether a quorum has been achieved. If you “Abstain” from voting on Proposals 2 and 3, it will have the same effect as an “Against” vote.

Required Vote

Proposal 1 – Election of directors

The nominees for election as directors will be elected by a plurality of the votes cast by the shares present at the Annual Meeting or represented by proxy and entitled to vote in the election of directors. The four nominees receiving the highest number of “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote.

Proposal 2 – Advisory vote to approve Named Executive Officer compensation

The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal. While the law requires this advisory vote, the vote will neither be binding on us, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, the Board, or the Compensation Committee. However, the views of our stockholders are important to us, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Executive Compensation,” which discusses in detail our executive compensation program.

Proposal 3 – Approval of an Amendment to Our Amended and Restated Certificate of Incorporation Designed to Protect the Tax Benefits of Our Net Operating Losses

The approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares entitled to vote at the annual meeting. Both broker non-votes and abstentions will act as a vote “Against” Proposal 3.

Proposal 4 – Vote to approve the amendment to the Rights Agreement

The approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will act as a vote “Against” Proposal 4, and broker non-votes will not be counted shares present, and, accordingly, will not affect the outcome of the vote on this proposal.

Proposal 5 – Ratification of the appointment of the independent registered public accounting firm

The advisory vote on the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the 2024 fiscal year is non-binding, so no specific vote is required. Proposal 5 is approved if a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote support such Proposal. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. An abstention will have the effect of a vote against this proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote in determining the selection of the Company’s independent registered public accounting firm.

Attendance and Voting at the Annual Meeting

If you would like to attend the Annual Meeting in person and vote at the Annual Meeting, you must demonstrate that you were a stockholder on June 25, 2024, and you must bring photo identification with you to the Annual Meeting. If your shares are held through a broker, bank or other nominee, you must bring to the Annual Meeting a legal proxy form and copy of your brokerage account statement, which you can obtain from your broker, bank or other nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you need only bring photo identification with you to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Hudson Global, Inc. 2024 Annual Meeting of Stockholders to be held on [_______], 2024.

Our proxy statement, our form of proxy card, and our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023 are available to stockholders at www.icommaterials.com/HSON and on our corporate website at www.hudsonrpo.com.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 25, 2024 by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees, and executive officers as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Mathew K. Diamond (1)	11,301	(1)	*
Mimi K. Drake (2)	—	(2)	*
Jeffrey E. Eberwein (2)(3)	274,378	(2)(3)	9.9%
Connia M. Nelson (2)	—	(2)	*
Robert G. Pearse (2)	—	(2)	*
Jacob “Jake” Zabkowicz (1)	245	(1)	*

All directors, nominees and executive officers as a group (6 persons) (1)(2)(3)	285,924	(1)(2)(3)	10.4%

*	Denotes less than 1%.
(1)

Excludes unvested restricted stock units of 65,105 for Jacob “Jake” Zabkowicz and 7,617 for Mathew K. Diamond under our 2009 Incentive Stock and Awards Plan, as amended and restated, which are payable in shares of common stock.

(2)

Excludes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock to directors up to 90 days after ceasing service as a Board of Directors member, and therefore are not considered to be beneficially owned: Mimi K. Drake, 34,842; Jeffrey E. Eberwein, 27,156; Robert G. Pearse, 6,690; Connia M. Nelson, 33,431; and all directors and executive officers as a group, 102,119 shares.

(3)

Excludes 118,464 share units under our 2009 Incentive Stock and Awards Plan, as amended and restated, which are unvested and/or payable in shares of common stock up to 90 days following Mr. Eberwein ceasing to provide service to the Company, and therefore are not considered to be beneficially owned.

Other Beneficial Owners

The following table shows the amounts and percentages of our common stock owned beneficially as of June 25, 2024 by each person or group known by us to beneficially own more than 5% of our issued and outstanding shares, other than Mr. Eberwein who is included in the Management and Director’s table above.

	Amount and Nature of Beneficial Ownership(1)
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
Hotchkis and Wiley Capital (1) Management, LLC 601 South Figueroa St., 39th Floor Los Angeles, CA 90017	269,257	—	334,637	—	334,637	12.1%
Heartland Advisors, Inc. (2) 789 North Water St. Milwaukee, WI 53202	—	287,626	—	301,466	301,466	10.9%
Mink Brook Capital GP LLC (3) 201 Summa Street West Palm Beach, FL 33405	—	180,003	—	180,003	180,003	6.5%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	—	—	141,311	1,056	142,367	5.2%

(1)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G/A filed with the SEC on February 13, 2024.

(2)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G/A filed with the SEC on February 8, 2024.
(3)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G filed with the SEC on March 22, 2024.
(4)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G filed with the SEC on February 13, 2024.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”) provide that all of our directors stand for election on an annual basis. At the Annual Meeting, our stockholders will elect four directors to hold office until our 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. There are no family relationships among any of our directors, executive officers or nominees.

Listed below are the nominees of our Board of Directors for election at the Annual Meeting.

Nominees for Election at the Annual Meeting

Mimi K. Drake, 55, has served as a director since February 2019 and as Board Chair since January 2022. Ms. Drake brings to the Board of Directors more than 26 years of experience in the financial services industry, primarily in strategic, operating and client-focused roles. Ms. Drake serves as a Partner and Co-Market Leader at Cerity Partners, a national wealth management firm. Ms. Drake joined Permit Capital Advisors, the predecessor firm that merged with Cerity Partners, in 2011 and previously served as its President and Co-CEO. Ms. Drake’s career includes executive management roles in asset management companies, where she helped to bring the firms’ strategies to market and scale them successfully. In addition to her career in financial services, Ms. Drake has also spent almost twenty years working to improve diversity and inclusion in financial services. She has served as a Founding Board Member and Chair of the Board of 100 Women in Finance, one of the largest female financial services associations in the world, with more than 25,000 members in 32 global locations. This organization includes decision makers at many of the major global financial services firms, endowments, foundations, pension funds and private equity firms. Ms. Drake is also a guest lecturer at Wharton’s Advanced Management Social Entrepreneurship program. In addition, she serves on the boards of Thomas Jefferson University and Jefferson Health System, and Verus, LLC, a privately held company in Princeton, New Jersey. Ms. Drake joined the Board of Directors of Evolution AB in 2021 and serves as a member of its Audit Committee. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Drake should continue to serve as a director of our Company include her expertise in investment and financial services and extensive contacts throughout multiple industries, as well as her passion for improving workplace diversity and inclusion.

Jeffrey E. Eberwein, 53, has served as a director since May 2014. Mr. Eberwein has served as Chief Executive Officer since April 2018, with responsibility for the Company’s growth strategy, operational execution, and overall performance. Mr. Eberwein formerly ran Lone Star Value Management, an investment firm he founded in 2013. He has 25 years of Wall Street experience and valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star Value Management in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. Additionally, Mr. Eberwein serves as Executive Chairman of the Board at one other publicly traded company: Star Equity Holdings, Inc., a diversified holding company. Additionally, Mr. Eberwein served as a director of Novation Companies, Inc. from April 2015 to March 2018 and served as Chairman of the Board of Crossroads Systems, Inc. from June 2013 to May 2016, NTS, Inc. and On Track Innovations Ltd. from 2012 to 2014, AMERI Holdings, Inc. from May 2015 to August 2018, ATRM Holdings, Inc. from January 2013 until September 2019 and Goldfield Corporation from 2012 to 2013. The particular experience, qualifications, attributes, or skills that led our Board of Directors to conclude that Mr. Eberwein should continue to serve as a director of our Company include his expertise in finance and experience in the investment community.

On February 14, 2017, the SEC issued an order (Securities Exchange Act Release No. 80038) (the “Order”) finding that certain groups of investors failed to properly disclose ownership information during a series of five campaigns to influence or exert control over microcap companies, including the Company. The Order alleged violations of Section 13(d)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 13d-1 thereunder, Section 13(d)(2) of the Exchange Act and Rule 13d-2(a) thereunder and Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by Mr. Eberwein and a hedge fund adviser headed by him, Lone Star Value Management (“LSVM”), mutual fund adviser Heartland Advisors, and another investor. Without admitting or denying the findings, they consented to the Order and agreed to cease and desist from committing any violations of the above-referenced Exchange Act provisions and civil penalties of $90,000 for Mr. Eberwein, $120,000 for Lone Star Value Management, $180,000 for Heartland Advisors, and $30,000 for the other investor. On February 24, 2020, the SEC issued an order (Securities Exchange Act Release No. 5448) (the “Advisers Act Order”) relating to allegations, among other things, that LSVM failed to properly disclose certain specific transactions in advance and obtain client consent for these transactions prior to their completion, and that LSVM failed to implement certain written policies and procedures. The Advisers Act Order alleged violations of Section 206(3) and 206(4) of the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 206(4)-7 thereunder by Mr. Eberwein and LSVM. Without admitting or denying the findings, they consented to the Advisers Act Order and agreed to cease and desist from committing or causing any violations of the above-referenced Advisers Act provisions, for LSVM to be censured and to pay civil penalties of $25,000 for Mr. Eberwein and $100,000 for LSVM.

Connia M. Nelson, 68, has served as a director since February 2019. Ms. Nelson is the Chief Human Resources Officer for LifeWay Christian Resources, a position that she has held since September 2018, where she is responsible for human capital management including talent acquisition, employee experience, performance excellence, compensation, value-based culture, diversity, and employee engagement. Ms. Nelson previously served as Vice President – Human Resources of Lifeway Christian Resources from September 2016 until September 2018. Prior to that, Ms. Nelson was Senior Vice President – Human Resources at Verizon Communications. Ms. Nelson worked for Verizon Communications from May 2000 until June 2016, creating talent management strategies to acquire and retain top talent globally, improve succession, increase the employer brand, enhance diversity, deliver total rewards, accelerate employee engagement, manage employee relations and lead the Office of Business Ethics. Ms. Nelson has served as a member of the Board of Trustees for Post University of Waterbury, CT since 2004, where she currently serves on the academic committee and previously served as co-chair of the marketing committee. Ms. Nelson is a board member for Boulo Solutions, an organization providing flexible work solutions. She is a founding board member of Seed A Better Life, LLC, where she served from 2010 to 2021. Ms. Nelson also serves on the Musician Treatment Foundation board and The Refuge Center for Counseling board. Ms. Nelson holds a bachelor’s degree from Indiana State University and a master’s degree in organization management from Dallas Baptist University. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Nelson should continue to serve as a director of our Company include her extensive recruitment industry experience and human capital management experience.

Robert G. Pearse, 64, has served as a director since November 2023. Mr. Pearse serves as a Managing Partner at Yucatan Rock Ventures, an investment and consulting firm, and has served in such position since 2012. Previously, Mr. Pearse served as Vice President of Strategy and Market Development for NetApp, Inc. (NASDAQ: NTAP), a publicly traded computer storage and data management company, from 2005 to 2012; in various leadership positions at Hewlett-Packard Company (n/k/a HP Inc. (NYSE: HPQ)), a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions and services, from 1987 to 2004, including as Vice President of Strategy and Corporate Development from 2001 to 2004; and as Engagement Manager at PricewaterhouseCoopers LLP, a multinational professional services network of firms, from 1985 to 1986. Mr. Pearse previously served as a member of the board of directors of AmeriHoldings, Inc. (n/k/a Enveric Biosciences, Inc. (NASDAQ: ENVB)), a specialized SAP® cloud, digital and enterprise solutions company, from 2015 to August 2018; Novation Companies, Inc. (OTC: NOVC), a provider of outsourced health care staffing and related services, from 2015 to April 2018; Crossroads Systems Inc. (OTCQX: CRSS), an intellectual property licensing company, from 2013 to October 2017, including as Chairman of the Board from 2016 to October 2017; and Aviat Networks, Inc. (NASDAQ: AVNW), a global supplier of microwave networking solutions, from 2015 to 2016. Mr. Pearse earned an M.B.A. in Finance and Strategy from the Stanford Graduate School of Business and a B.S. in Mechanical Engineering from the Georgia Institute of Technology. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Pearse should serve as a director of our Company include his significant experience serving as a corporate director, understanding of business development, corporate growth, marketing, consulting, and his specialized knowledge in technology.

Vote Required

Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). The four nominees receiving the highest number of affirmative votes will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote. Shares of common stock represented by executed, but unmarked, proxy cards will be voted in favor of the election as directors of the persons named as nominees in this Proxy Statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each Company nominee for election has consented to be named in this proxy statement and agreed to serve as a director if elected. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Our Board of Directors unanimously recommends that the nominees identified above be elected as directors and urges you to vote “FOR” their election.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Of the four directors currently serving on our Board of Directors, the Board of Directors has determined that Mr. Pearse and Mses. Drake (Chair) and Nelson are independent directors under the independence standards of the Nasdaq Global Select Market. The Board of Directors has determined that all of the Compensation Committee and Audit Committee members are independent directors under the independence standards of the Nasdaq Global Select Market and SEC rules, and all of the Nominating and Governance Committee members are independent directors under the independence standards of the Nasdaq Global Select Market.

Board Committees

Our Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. Under the listing standards of the Nasdaq Global Select Market, the members of the Audit, Compensation, and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Eberwein is not eligible to serve on such committees. All directors receive materials for all Board committee meetings even if they do not serve, or are not eligible to serve, on the committee.

The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. We maintain a website at www.hudsonrpo.com and make available on that website, free of charge, copies of each of the charters for the Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee presently consists of Robert G. Pearse (Chair), Mimi K. Drake, and Connia M. Nelson, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and SEC rules. Our Board of Directors has determined that each of Mr. Pearse and Ms. Drake qualify as an “audit committee financial expert,” as defined by the SEC. The Audit Committee held 5 meetings in 2023.

The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and of the independent registered public accounting firm;

•	the Company’s data privacy and cybersecurity risk exposure; and

•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Connia M. Nelson (Chair), Robert G. Pearse, and Mimi K. Drake, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and SEC rules. Our Compensation Committee members also qualified as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to years prior to 2019. The Compensation Committee held 5 meetings in 2023. None of the members of our Compensation Committee at any time in the past fiscal year has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2023. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the executive officers (including the Chief Executive Officer) and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices, and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity compensation plan.

The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant to the Compensation Committee since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting executive compensation and benefit programs;

•	guidance on overall compensation program structure and executive employment agreement terms; and

•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate Pay Governance LLC or any other compensation adviser. The Compensation Committee also evaluates Pay Governance LLC periodically. In addition, the Compensation Committee has the responsibility to consider the independence of Pay Governance LLC or any other compensation adviser before engaging the adviser. During 2023, the Compensation Committee reviewed the independence of Pay Governance LLC and the individual representatives of Pay Governance LLC who served as the Compensation Committee’s consultants pursuant to the requirements of Nasdaq and the SEC and the specific independence factors that the requirements cite and concluded, based on such review, that Pay Governance LLC’s work for the Compensation Committee does not raise any conflict of interest. In 2023, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described previously. Other than as described previously, management did not obtain any additional services from Pay Governance LLC in 2023.

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Mimi K. Drake (Chair), Connia M. Nelson, and Robert G. Pearse, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held 5 meetings in 2023.

The Nominating and Governance Committee provides assistance to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by our stockholders;

•

identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;

•	identifying directors qualified to serve as Chair of the Board of Directors and recommending to the Board of Directors nominees for Chair of the Board of Directors; and

•	developing and recommending to the Board of Directors a set of corporate governance principles, including matters of:

•	Board of Directors organization, membership and function;

•	Board of Directors committee structure and membership;

•	succession planning for our Chief Executive Officer; and

•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial, and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us, including at least one director who has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if the election of such candidate would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. While we do not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Governance Committee believes that candidates should be selected so that the Board of Directors is a diverse body, with diversity reflecting, among other things, age, gender, race, and professional experience. The current Board of Directors is 50% diverse (by race, gender, and ethnic diversity combined), with two female directors and one racially diverse director. At a minimum, each Company nominee presented and approved by the Nominating and Governance Committee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes a director should possess the following minimum qualifications to be recommended by the Nominating and Governance Committee to the Board of Directors:

•

A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology, or public interest;

•	A director must have expertise and experience relevant to our business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying nominees, and, if a search firm is retained, the Nominating and Governance Committee provides the search firm with the criteria for the nominees as described above.

The Nominating and Governance Committee believes that the current composition of our Board of Directors provides a complementary mix of skills, experience, and backgrounds that are important in governing the Company. The Nominating and Governance Committee will continue to evaluate the Board of Directors’ composition on a periodic basis to ensure it reflects the appropriate mix of the foregoing and other factors.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described above. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).

Board Diversity Matrix

The table below provides information related to the composition of our Board members and nominees under Proposal 1. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
	As of October 5, 2023				As of June 12, 2024
Total Number of Directors	4				4
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	2	0	0	2	2	0	0
Part II: Demographic Background
African American or Black	1	0	0	0	1	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	0	0	0	0	0	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	1	2	0	0	1	2	0	0
Two or More Races or Ethnicities	0	0	0	0	0	0	0	0
LGBTQ+	0				0
Did Not Disclose Demographic Background	0				0

Board Leadership Structure

We have separate positions of Chair of the Board of Directors and Chief Executive Officer. We believe this leadership structure helps to promote more effective governance and oversight of our Company by our Board of Directors and allows our Chief Executive Officer to focus on the execution of our Company’s strategy and operations.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our Company. Our Board of Directors and each Board committee have access to members of our management team and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chief Executive Officer does not serve on any Board committee.

The duties and responsibilities of our independent Chair include the following:

•	coordinating the activities of the independent directors and serving as a liaison between the independent directors and our Chief Executive Officer;

•	serving as the chair of meetings and executive sessions at which only the independent directors attend;

•

advising our Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;

•	jointly with the Compensation Committee, conducting an annual evaluation of the performance of the Chief Executive Officer and reporting to the Board of Directors the results of that evaluation;

•	in conjunction with the Chief Executive Officer, considering potential conflicts of interest of directors;

•	conducting, as appropriate, exit interviews of senior management upon resignation; and

•	recommending to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

We believe that our Board of Directors leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board of Directors leadership structure continues to serve the best interests of our Company and stockholders.

Risk Oversight

We recognize that the effective management of risk is key to achieving our objectives and the Audit Committee of our Board of Directors oversees our risk management process. We have in place a risk review process which identifies the principal risks that could impact our business and determines the mitigating actions required to ensure that these risks are controlled to an acceptable level. Our risk management process is coordinated by our Head of Internal Audit with our regional CEOs and their senior management teams having day-to-day responsibility for our risk management process. Our risk management process is supported by risk registers that are maintained at a regional level and our Head of Internal Audit provides periodic updates to the Audit Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Head of Internal Audit reports directly to the Chair of the Audit Committee and provides periodic updates to the Audit Committee about risk management issues, particularly those regarding accounting and finance-related risks. We have identified cybersecurity as a critical part of the Company’s risk management activity. Our management team is responsible for oversight of cybersecurity risk and reports to the Board on cybersecurity risks and actions taken to mitigate those risks.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of our Board of Directors and Board committees and to set forth a common set of expectations as to how our Board of Directors and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our website at www.hudsonrpo.com. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.

Compensation Recovery Policy

In December 2016, our Board of Directors adopted a compensation recovery policy, effective January 1, 2017 and in effect until replaced by the Clawback Policy (as defined below) on November 29, 2023, pursuant to which certain incentive-based compensation received by our executive officers on the basis of financial results that are later restated may be subject to recovery. The incentive-based compensation subject to the policy includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, any measures that are derived wholly or in part from such measures, or stock price or total shareholder return. We intend to amend the policy as and when necessary to reflect applicable changes in law and stock exchange listing standards, including the requirements of the final regulations and listing standards expected to be promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

On November 29, 2023, our Board of Directors adopted a Hudson Global, Inc. Incentive-Based Compensation Clawback Policy (“Clawback Policy”), which provides for the clawback of certain compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements. The Clawback Policy is a supplement to any other clawback policies in effect now or in the future at the Company. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation received during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

Insider Trading Policy

Our Board of Directors has adopted an insider trading policy that applies to all of its officers, directors and employees. Officers, directors and employees are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities.

Meetings and Attendance

Our Board of Directors held 16 meetings in 2023. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors held in 2023 and the meetings held by each committee of the Board of Directors on which such director served during 2023.

Additionally, our directors are expected to attend our annual meeting of stockholders each year. At the 2023 Annual Meeting of Stockholders, excluding Ian Nash who had declined to stand for re-election as a director, all of our directors then serving were in attendance either in-person or by teleconference.

Communications with Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Hudson Global, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870. The Corporate Secretary will deliver this communication to the Board of Directors or the specified director, as the case may be, if they relate to appropriate and substantive corporate or Board of Directors matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board of Director’s consideration, will not be forwarded to the Board of Directors.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

There have been no related party transactions since January 1, 2022.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of our directors during 2023, other than Mr. Eberwein who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Mimi K. Drake	$—	$126,541	$—	$126,541
Ian V. Nash	$75,000	$27,521	$—	$102,521
Connia M. Nelson	$—	$106,545	$—	$106,545
Robert G. Pearse	$—	$92,523	$—	$92,523

(1)

The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of share units granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 5 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	There were no outstanding stock options for any of our directors as of December 31, 2023.

Retainer and Meeting Fees

Each non-employee director is entitled to receive an annual retainer of $25,000 paid in quarterly installments. The Chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional annual retainer of $25,000, $10,000 and $5,000, respectively, paid in quarterly installments, for serving as chair of such committee. Each director serving as a member on the Audit Committee, Compensation Committee, and Nominating and Governance Committee receives an annual retainer of $4,000, $2,500, and $2,500, respectively, paid in quarterly installments, for service on such committee. The Board Chair receives an annual fee of $25,000, paid in quarterly installments, for serving as the Chair of our Board of Directors. The annual retainer and the retainer for serving as a Chair of a Board committee are paid in “share units” each pursuant to the “Director Deferred Share Plan” as described below. Also, each non-employee director is entitled to receive $65,000 annually paid in share units as described below under “Director Deferred Share Plan.” Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board of Directors and Board committees.

Director Deferred Share Plan

Each quarter, effective seven calendar days following the release of our earnings, the retirement account of each non-employee director is credited under our Director Deferred Share Plan with the applicable number of share units for the quarterly portion of the annual retainer and the quarterly portion of the retainer for serving as a member or Chair of a Board committee. Also, on the date of our annual meeting of stockholders, the retirement account of each non-employee director is credited under the Director Deferred Share Plan with $65,000 of share units. All share units fully vest on the date of grant. All share units are equivalent to one share of our common stock and are payable only in common stock issued under our 2009 Incentive Stock and Awards Plan up to 90 days after a director ceases service as a Board of Directors member. On May 6, 2019, the Compensation Committee determined that directors would receive their annual retainers paid in share units pursuant to the Director Deferred Share Plan rather than in cash.

Stock Options

In October 2015, the Compensation Committee established a new stock option program under our 2009 Incentive Stock and Awards Plan for new non-employee directors. The exercise price for options is the fair market value of a share of our common stock on the date of grant. Options have a term of five years and become exercisable as follows: 50% immediately on the date of grant and 100% upon the first anniversary of the grant date (provided that if our Board of Directors does not designate such individual as a nominee for election as a director at our first annual meeting of stockholders following the grant date, then the remainder of such option that has not yet vested will immediately vest). If a director ceases service on our Board of Directors for any reason other than death, then that portion of the option grant that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date. If the director’s service ceases by reason of the director’s death, then the option will remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death.

No directors held any outstanding stock options as of December 31, 2023.

Stock Ownership Policy

The Board of Directors considers ownership of our common stock to be an important factor in aligning the interest of our directors with those of our stockholders. Our Board of Directors has established a Stock Ownership Policy for non-employee directors. The Stock Ownership Policy became effective January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our common stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board of Directors. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares are not included. The value of our common stock held by directors is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director is deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements.

Compensation Recovery Policy

In December 2016, our Board of Directors adopted a compensation recovery policy, effective January 1, 2017 and in effect until replaced by the Clawback Policy (as defined below) on November 29, 2023, pursuant to which certain incentive-based compensation received by our executive officers on the basis of financial results that are later restated may be subject to recovery. The incentive-based compensation subject to the policy includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, any measures that are derived wholly or in part from such measures, or stock price or total shareholder return. We intend to amend the policy as and when necessary to reflect applicable changes in law and stock exchange listing standards, including the requirements of the final regulations and listing standards expected to be promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

On November 29, 2023, our Board of Directors adopted a Hudson Global, Inc. Incentive-Based Compensation Clawback Policy (“Clawback Policy”), which provides for the clawback of certain compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements. The Clawback Policy is a supplement to any other clawback policies in effect now or in the future at the Company. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

EXECUTIVE COMPENSATION

Executive Officers

Mr. Eberwein’s full biographical information is provided above under the heading “Nominees for Election at the Annual Meeting.”

Matthew K. Diamond, 49, has served as Chief Financial Officer since January 2020 with overall responsibility for the Company’s global accounting and finance functions. Prior to serving as Chief Financial Officer, Mr. Diamond served as the Company’s Vice President of Finance since January 2019 and was appointed principal financial officer in June 2019. Prior to joining the Company, Mr. Diamond served in a variety of finance and control roles at PepsiCo, Inc. from 2001 to 2018, including director roles in Financial Reporting, Financial Analysis, and Technical Accounting and Policy. Mr. Diamond is a CPA and began his career as a Supervisory Senior Auditor with Arthur Andersen LLP. Mr. Diamond earned a BBA in Public Accounting from Pace University, where he graduated with magna cum laude honors.

Jacob “Jake” Zabkowicz, 41, has served as Global Chief Executive Officer, Hudson RPO Holdings LLC since November 15, 2023 with overall responsibility for leading the Company’s global operations. He is a seasoned, growth-minded executive who brings extensive global leadership as well as operational and business development experience in the talent acquisition industry. Most recently, he was Senior Vice President, Global RPO at Korn Ferry RPO, where he was instrumental in building and growing the firm’s global RPO business during his 10-year tenure. Prior to his time at Korn Ferry RPO, Mr. Zabkowicz served as Director, Solution Design and Implementation at Pinstripe (now Cielo).

Summary Compensation Table for Fiscal 2023 and 2022

The following table sets forth certain information concerning the compensation earned for 2023 and 2022 by (i) our Chief Executive Officer of Hudson Global, Inc., (ii) our Global Chief Executive Officer, Hudson RPO Holdings LLC, and (iii) Chief Financial Officer of Hudson Global, Inc. Because only three individuals served as our executive officers of the Company at any time during the year ended December 31, 2023, we only have three named executive officers. The persons named in the table are also referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (6)		Total
Jeffrey Eberwein,	2023	$400,000	$—	$—	$—	$9,900	(7)	$409,900
Chief Executive Officer (1)	2022	$400,000	$367,380	$—	$78,164	$—		$845,544
Matthew Diamond,	2023	$250,000	$—	$—	$—	$9,501	(7)	$259,501
Chief Financial Officer (2)	2022	$243,750	$117,240	$—	$66,684	$9,150	(7)	$436,824
Jacob “Jake” Zabkowicz, Chief Executive Officer of	2023	$51,515	$1,000,013	—	$470,000	$833	(7)	$1,522,361
Hudson RPO (8)	2022	—	—	—	—	$—		—

(1)	Mr. Eberwein was appointed as Chief Executive Officer (principal executive officer) of our Company by the Board of Directors on April 1, 2018.

(2)

Mr. Diamond was appointed as Chief Financial Officer (principal financial officer) of our Company by the Board of Directors on December 10, 2019, effective as of January 1, 2020. Mr. Diamond previously served as the Company’s Vice President of Finance since January 2019 and was appointed principal financial officer on June 30, 2019.

(3)

Represents amounts earned in the years shown, which may be paid subsequent to each respective year end. Mr. Zabkowicz received a one-time starting bonus of $470,000 in 2023, which is earned over a three-year period and is subject to repayment under certain circumstances.

(4)

The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock units granted for the relevant fiscal year.

(5)

The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year.

(6)

Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.

(7)	Consists only of our matching contributions under our 401(k) Savings Plan.

(8)	Mr. Zabkowicz was appointed as Chief Executive Officer of Hudson RPO by the Board of Directors on November 15, 2023.

Disclosure Regarding Summary Compensation Table

Executive Employment Agreements

Jeffrey E. Eberwein Employment Agreement

We have an Executive Employment Agreement with our Chief Executive Officer, Jeffrey E. Eberwein. This agreement was designed to provide reasonable financial security (in general, not exceeding one year’s salary and target bonus) to our executive officer in the event of certain kinds of separation from our Company, while providing our Company with appropriate releases from potential claims and commitments not to solicit our clients or employees during a set period.

The Executive Employment Agreement entitles Mr. Eberwein to:

•	an annual base salary in the amount of at least $400,000 for Mr. Eberwein;

•	eligibility to receive an annual cash bonus as provided in our Senior Management Bonus Plan (equal to 25% of base salary for Mr. Eberwein);

•	eligibility to receive a grant of equity of our Company under our Senior Management Bonus Plan (117.5% of base salary for Mr. Eberwein);

•	four weeks of vacation per year;

•	severance and health and dental benefits upon termination or non-renewal of employment;

•	severance and health and dental benefits upon a termination of employment after a change in control of our Company; and

•	other benefits of employment comparable to other senior management of our Company.

Upon a termination of the employment of Mr. Eberwein after a change in control of our Company, if any portion of the executive’s termination payment would constitute an “excess parachute payment,” then the termination payment made to the executive will either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. In connection with entering into the employment agreement, Mr. Eberwein executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

We have the right to terminate Mr. Eberwein’s employment at any time, subject to the provisions of the Executive Employment Agreements described below under “Potential Payments Upon Termination or Change-in-Control—Executive Employment Agreements.”

Jacob “Jake” Zabkowicz Employment Agreement

In connection with his appointment, Hudson RPO entered into an employment agreement (the “Employment Agreement”) with Mr. Zabkowicz, effective as of November 15, 2023, setting forth the terms of his employment and compensation. The initial term of the Employment Agreement is three years, renewing automatically for additional one-year terms unless either party delivers notice of non-renewal at least 30 days prior to the expiration of the then-current term.

Pursuant to the Employment Agreement, Mr. Zabkowicz received a one-time starting bonus of $470,000 (the “Starting Bonus”) and is entitled to receive: (i) an annual base salary of $400,000 (“Base Salary”); (ii) a target annual cash bonus of up to $400,000 (the “EBITDA Bonus”), contingent on the achievement of certain performance goals, commencing with the fiscal year ended December 31, 2024 (and which bonus is deemed at least 50% earned for fiscal year 2024 pursuant to the Employment Agreement); (iii) a target annual cash bonus of up to $300,000 (the “Net Revenue Bonus”), contingent on the achievement of certain performance goals, commencing with the fiscal year ended December 31, 2024 (and which bonus is deemed at least 50% earned for fiscal year 2024 pursuant to the Employment Agreement); and (iv) an equity award of restricted stock units (“RSUs”) with a grant date fair market value of $1,000,000, subject to vesting in equal annual installments over a three-year period (the “Executive RSU Grant”).

The Employment Agreement further provides that an additional grant of RSUs shall be made on each of the one- and two-year anniversaries of November 15, 2023, with each such grant to be made on the same terms as the Executive RSU Grant, provided Mr. Zabkowicz remains employed as of each such anniversary. The RSUs are subject to the terms and conditions of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan (as amended, the “Plan”) and a customary award agreement to be delivered in accordance with the Plan. The Starting Bonus is subject to repayment by Mr. Zabkowicz if he resigns or is terminated for cause prior to the third anniversary of November 15, 2023, with such repayment obligation to be reduced in equal annual tranches until such anniversary.

Employment Offer Letter with Matthew K. Diamond

In connection with Mr. Diamond’s employment, the Company entered into an offer letter with Mr. Diamond on December 18, 2018, which provides that Mr. Diamond is entitled to receive an annualized base salary of $200,000, payable in regular installments in accordance with the Company’s general payroll practices. This amount was increased to $225,000 effective January 1, 2020, in connection with Mr. Diamond’s appointment as Chief Financial Officer and was subsequently increased by the Compensation Committee to $250,000 effective April 1, 2022. Mr. Diamond is also eligible for a Corporate non-guaranteed potential target incentive of 35% of his annualized base salary and a grant of equity as determined by the Compensation Committee. Effective March 11, 2024, Mr. Diamond’s non-guaranteed potential target incentive was increased to 40% of his annualized base salary. Mr. Diamond’s employment can be terminated at will. Mr. Diamond is also entitled to vacation and other employee benefits in accordance with the Company’s policies.

Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year. On March 7, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an incentive compensation plan (the “2022 CEO/CFO Incentive Compensation Plan”) for the Company’s Chief Executive Officer, Jeffrey E. Eberwein, and Chief Financial Officer, Matthew K. Diamond, for the year ending December 31, 2022. The 2022 CEO/CFO Incentive Compensation Plan is designed to award such officers for achieving certain corporate objectives and provides for both equity and cash incentive opportunities. Pursuant to the 2022 CEO/CFO Incentive Compensation Plan, the Committee set the target cash opportunity at $100,000 and $87,500, respectively, and the target restricted stock unit opportunity at $470,000 and $150,000, respectively. Payouts under the 2022 CEO/CFO Incentive Compensation Plan were based upon whether the Company in 2022 achieved EBITDA exceeding certain specified amounts. The Committee also approved the 2022 Incentive Compensation Plan for other executives of the Company, which is designed to award such executives for achieving certain group and division objectives and provides for both equity and cash incentive opportunities. As a result of our adjusted EBITDA performance relative to the 2022 bonus targets, Mr. Eberwein and Mr. Diamond received bonuses of $78,164 and $66,684, respectively, and Mr. Eberwein and Mr. Diamond received 12,246 and 3,908 restricted stock units, respectively.

Pursuant to the 2023 CEO/CFO Incentive Compensation Plan, the Committee set the target cash opportunity for Mr. Eberwein and Mr. Diamond at $100,000 and $87,500, respectively, and the target restricted stock unit opportunity at $470,000 and $150,000, respectively. Payouts under the 2023 CEO/CFO Incentive Compensation Plan were based upon whether the Company in 2023 achieved EBITDA exceeding certain specified amounts. The Committee also approved the 2023 Incentive Compensation Plan for other executives of the Company, which is designed to award such executives for achieving certain group and division objectives and provides for both equity and cash incentive opportunities. As a result of our Adjusted EBITDA performance relative to the 2023 bonus targets, no bonuses were paid and no restricted stock units were awarded to Mr. Eberwein and Mr. Diamond.

Restricted Stock Units

The grants of restricted stock units made to our named executive officers vest based on performance conditions and service time conditions, as described below in Footnote 1 under “Outstanding Equity Awards at December 31, 2023.” See “Potential Payments Upon Termination or Change-in-Control—Restricted Stock Agreements” for a description of the terms of the restricted stock units triggered upon a termination of the employment of a named executive officer or a change in control of our Company.

Stock Ownership Guidelines

The Board of Directors has established a Stock Ownership Policy for senior management, including our named executive officers, and it is intended to further align the interests of management and stockholders. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our common stock with a value equal to at least one time their respective base salaries. The Chief Executive Officer must own shares of our common stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account, and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units, and unvested restricted shares will not apply to the ownership level. The value of our common stock held by executives is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the executive first met the requirements. As of December 31, 2023, the last measurement date for compliance with the Stock Ownership Policy, the named executive officers continuing in office had not met their respective stock ownership requirements, but were on track to do so within the five-year prescribed period. No named executive officer who had not met their stock ownership requirement sold shares or exercised options during 2023.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, taking into account salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

Perquisites

We provide no perquisites to our named executive officers as a group, and in 2023, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer.

Impact of Tax Treatment on Compensation

As a result of changes made by the Tax Cuts and Jobs Act, starting with compensation paid in 2018, Section 162(m) of the Internal Revenue Code will limit us from deducting compensation, including performance-based compensation, in excess of $1 million paid to certain executive officers such as the chief executive officer, chief financial officer, or anyone who is among the three most highly compensated executive officers for any fiscal year. The only exception to this rule is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017 that would have otherwise been deductible under the prior Section 162(m) rules.

In addition, Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

Outstanding Equity Awards at December 31, 2023

The following table sets forth information on outstanding restricted stock unit awards held by the named executive officers at December 31, 2023, including the restricted stock units that have not vested based on the closing market price for our common stock on December 29, 2023, the last business day of our fiscal year, of $15.49. No stock options or restricted stock were held by the named executive officers at December 31, 2023.

	Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Jeffrey Eberwein (4)	01/27/2021	3,844	(1)	$59,544
	03/18/2021	7,046	(2)	$109,142
	03/07/2022	4,090	(3)	$63,354

		14,980		$232,040

Jacob “Jake” Zabkowicz (5)	11/15/2023	65,105	(6)	$1,008,476
Matthew K. Diamond (5)	01/27/2021	1,453	(1)	$22,507
	03/18/2021	4,080	(2)	$63,199
	03/07/2022	2,617	(3)	$40,538

		8,150		$126,244

(1)

Represents restricted stock units (“RSUs”) awarded on January 27, 2021, which vest over a three-year period. The RSUs were subject to performance conditions for the year ended December 31, 2020, which have all been satisfied. The remaining unvested restricted stock units are scheduled to vest on January 27, 2024.

(2)

Represents RSUs awarded on March 18, 2021, which vest over a three-year period. The RSUs were subject to performance conditions for the year ended December 31, 2021, which have all been satisfied. The remaining unvested restricted stock units are scheduled to vest on March 18, 2024.

(3)

Represents RSUs awarded on March 7, 2022, which vest over a three-year period. The RSUs were subject to performance conditions for the year ended December 31, 2022, which have all been satisfied. The remaining unvested restricted stock units are scheduled to vest on March 7, 2024 and March 7, 2025.

(4)

The shares of restricted stock units granted to Mr. Eberwein on January 27, 2021, March 18, 2021 and March 7, 2022 will not be issued until up to 90 days after Mr. Eberwein ceases service to the Company. 66.6% of the restricted stock units granted vest on the first anniversary of the grant date, and 16.7% of the restricted stock units granted vest on the second and third anniversaries of the grant date.

(5)	33% of the restricted stock units granted vest on the first and second anniversaries of the grant date, and 34% of the restricted stock units granted vest on the third anniversary of the grant date.

(6)	The shares of restricted stock units granted to Mr. Zabkowicz on November 15, 2023 were issued in connection with his Employment Agreement.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company for each of the last two completed fiscal years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table in previous years, as the SEC’s calculation method for this section differs from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below presents information on the compensation of our named executive officers in comparison to certain performance metrics for 2023 and 2022. The metrics are not those that the Compensation Committee of our Board uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table total values for the applicable years.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (4)	Average Compensation Actually Paid to non- PEO Named Executive Officers (5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (6)	Net Income (7)
2023	$409,900	$166,955	$890,931	$842,291	$147.52	$2,197,551
2022	$845,544	$318,570	$436,824	$304,363	$215.52	$7,128,532
2021	$1,254,995	$2,323,330	$552,077	$778,608	$276.19	$3,226,753

(1)	Data presented for our last two fiscal years in compliance with Item 402(v)(8).

(2)	Represents total compensation to Jeffrey Eberwein, who served as our Chief Executive Officer during 2023 and 2022.

(3)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Eberwein, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Mr. Eberwein during the applicable year. The following adjustments were made to Mr. Eberwein’s total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

	Adjustment to Determine CAP for PEO
Fiscal Year	2021	2022	2023
Average Total from Summary Compensation Table	$1,254,995	$845,544	$409,900
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(704,995)	$(367,380)	$—
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,223,510	$277,127	$—
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$487,827	$(138,739)	$(106,957)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$61,993	$(297,982)	$(135,988)
Compensation Actually Paid	$2,323,330	$318,570	$166,955

(4)

In 2021 and 2022, represents the total compensation to Matthew Diamond, who served as our Chief Financial Officer and the only non-PEO named executive officer. In 2023, represents the average total compensation to Matthew Diamond and Jake Zabkowicz.

(5)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Diamond in 2021 and 2022, and to Mr. Diamond and Mr. Zabkowicz in 2023, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Mr. Diamond and/or Mr. Zabkowicz during the applicable year. The following adjustments were made to the Non-PEO NEO total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

	Adjustments to Determine CAP for non-PEO NEO
Fiscal Year	2021	2022	2023
Average Total from Summary Compensation Table	$552,077	$436,824	$890,931
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(200,520)	$(117,240)	$(500,007)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$348,000	$88,438	$504,238
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$79,051	$(69,452)	$(29,096)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	$(34,207)	$(23,775)
Compensation Actually Paid	$778,608	$304,363	$842,291

(6)

As we have not paid dividends, cumulative TSR is calculated by dividing $100 by the last closing price in 2020 to obtain a number of shares, and multiplying that number of shares by the closing price on the last trading day of the relevant measurement period.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Relationship Disclosure to Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between compensation actually paid to the PEO and the NEOs, compared to our cumulative TSR for each the years presented:

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to the PEO and the NEOs, compared to our net income reported in our most recent 10-K or 10-K/A filings for each of the years presented:

Potential Payments Upon Termination or Change-in-Control

We have entered into agreements and maintain plans that require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our Company. These agreements provide that a change in control of our Company will occur if, among other things, our stockholders approve the sale of substantially all of our assets.

The estimated amount of compensation payable to Mr. Eberwein in the event of a termination of employment or a change in control of our Company is listed in the table below, assuming that the termination and/or change in control of our Company occurred at December 31, 2023, the last business day of our fiscal year, and that our common stock is valued at $15.49, the closing market price for our common stock on December 29, 2023. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables.

Payments and Benefits to Jeffrey E. Eberwein (1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$—	$400,000	$—	$—	$—	$500,000
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$232,040	$232,040	$—	$—	$232,040
Vesting of Stock Options	$—	$—	$—	$—	$—	$—

Total	$—	$632,040	$232,040	$—	$—	$732,040

(1)

The amounts set forth in the table above for Mr. Eberwein assume that: (i) for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock unit grants in 2018 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and (ii) legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

Payments and Benefits to Jacob “Jake” Zabkowicz
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason (1)	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason (1)
Severance	$—	$600,000	$—	$—	$—	$600,000
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$3,008,476	$1,008,476	$—	$—	$3,008,476
Vesting of Stock Options	$—	$—	$—	$—	$—	$—
Total	$—	$3,608,476	$1,008,476	$—	$—	$3,608,476

(1)

The amounts set forth in the table above for Mr. Zabkowicz assume that: (i) any RSUs described in the Employment Agreement which have not yet been granted under the Awards Plan as of the date of termination shall be deemed granted and fully vested, (ii) any RSUs described in the Employment Agreement that have already been granted under the Awards Plan as of the date of termination that remain unvested shall be deemed fully vested; and (iii) the equivalent of 1.5x of the executive’s base salary shall be payable in equal installments commencing on the first regular pay day after the termination of the Executive’s employment with the Company and on each regular pay day thereafter through the 18-month anniversary of the termination.

Payments and Benefits to Matthew K. Diamond
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$—	$126,244	$—	$—	$126,244
Vesting of Stock Options	$—	$—	$—	$—	$—	$—
Total	$—	$—	$126,244	$—	$—	$126,244

Executive Employment Agreements

Jeffrey E. Eberwein

Our Executive Employment Agreement with Mr. Eberwein includes provisions pursuant to which Mr. Eberwein is entitled to the following severance and other payments upon his termination.

If Mr. Eberwein dies during the term of the Executive Employment Agreement, if we terminate Mr. Eberwein’s employment as a result of a disability or for cause, or if he voluntarily terminates employment with us, then we will have no further obligation to Mr. Eberwein or his estate, except to pay base salary earned through the date of death or termination. “Disability” is defined in Mr. Eberwein’s employment agreement to mean the inability to perform his essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period.

If we terminate Mr. Eberwein’s employment without cause or do not renew his employment agreement then, subject to his executing our then-current form of general release agreement, Mr. Eberwein will be entitled to receive (i) base salary earned through the date of termination, (ii) a severance payment equal to his then-current base salary for a period of up to twelve months following such termination made in equal installments on our regular pay dates, and (iii) our portion of the premiums for providing continued health and dental insurance benefits to Mr. Eberwein for up to twelve months after termination (with only Mr. Eberwein’s portion of such premiums being deducted from his severance payment). The severance payment, plus accrued interest, would not be paid to Mr. Eberwein until six months after his termination, unless the severance payment is less than a certain amount, as prescribed by statute. “Cause” is defined in Mr. Eberwein’s employment agreement to mean: (i) the willful failure of Mr. Eberwein to perform his duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure; (ii) intentional acts of dishonesty or willful misconduct by Mr. Eberwein with respect to the Company; (iii) conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge; (iv) repeated refusal to perform the reasonable and legal instructions of our Board of Directors; (v) any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that Mr. Eberwein entered into with the Company; (vi) failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or (vii) any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which Mr. Eberwein is a party or by which he is bound, other than his agreements with the Company.

After a change in control of our Company, if Mr. Eberwein’s employment is terminated by us other than by reason of death, disability or for cause or by Mr. Eberwein for good reason, then he would be entitled to a lump-sum severance payment equal to his annual base salary immediately prior to termination, and his target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. The Executive Employment Agreement provides that, upon a termination of employment after a change in control of our Company, if any portion of Mr. Eberwein’s termination payment would constitute an “excess parachute payment,” then the termination payment made to him would either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by Mr. Eberwin of the greatest benefit on an after-tax basis. The Executive Employment Agreement does not provide for an excise tax gross-up payment. A “change in control” is defined in Mr. Eberwein’s employment agreement to mean: (i) the consummation of a consolidation, merger, share exchange or reorganization involving the Company, except for certain transactions that do not result in another person acquiring control of the Company; (ii) our stockholders approving a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale; (iii) any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or (iv) individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.

Jacob “Jake” Zabkowicz

Our Employment Agreement with Mr. Zabkowicz provides that Mr. Zabkowicz is entitled to the following severance and other payments upon his termination.

If Mr. Zabkowicz dies or becomes disabled during the term of his Employment Agreement, he will be entitled to receive the portion of his base salary and other compensation and benefits (including bonus amounts pro-rated through the date of termination and assuming 100% achievement of the target bonus) earned but unpaid through the date of his termination (collectively, the “Accrued Amounts”). “Disability” is defined as his inability to perform his essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period. In the event of termination for disability in fiscal year 2024, the EBITDA Bonus and Net Revenue Bonus owing to Mr. Zabkowicz would not be subject to proration.

If Mr. Zabkowicz is terminated without cause, his Employment Agreement is not renewed in accordance with its terms or he resigns with good reason, in addition to his entitlement to the Accrued Amounts, subject to his execution of a release, waiver and covenant not to sue in favor of the Company, he will be entitled to receive a pro-rata portion of the EBITDA Bonus and Net Revenue Bonus for the fiscal year during which the termination occurs, calculated based on 100% achievement of targets; provided that there would be no proration applied should his termination occur in fiscal year 2024. Subject to execution of the aforementioned release, he would also receive (i) the deemed grant of RSUs required to be granted to him pursuant to his Employment Agreement and immediate vesting in full of all unvested RSUs, (ii) the equivalent of 1.5x base salary payable in equal monthly installments through the 18-month anniversary of the termination and (iii) reimbursement for COBRA premiums, if applicable. “Good Reason” is defined in the Employment Agreement as (i) any changes in his authority, duties and responsibilities which would result in him no longer serving as Global CEO, Hudson RPO, (ii) any material reduction in compensation or benefits, subject to certain exceptions or (iii) a material breach of his Employment Agreement by Hudson RPO Holdings LLC.

If Mr. Zabkowicz is terminated for cause, he shall only be entitled to receive the Accrued Amounts. “Cause” is defined as (i) the willful failure of Mr. Zabkowicz to perform his duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure; (ii) intentional acts of dishonesty or willful misconduct by Mr. Zabkowicz with respect to the Company; (iii) conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge; (iv) repeated refusal to perform the reasonable and legal instructions of our Board of Directors; (v) any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that Mr. Zabkowicz entered into with the Company; (vi) failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or (vii) any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which Mr. Zabkowicz is a party or by which he is bound, other than his agreements with the Company.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock granted before November 6, 2015, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. For awards of restricted stock granted beginning on November 6, 2015, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. “Change in control” in the Restricted Stock Agreements has the same meaning as discussed under “Executive Employment Agreements.”

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep our confidential information confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination.

No restricted stock was held by our named executive officers at December 31, 2023.

Restricted Stock Unit Agreements

When we make grants of restricted stock units to our executive officers, including the named executive officers, we enter into Restricted Stock Unit Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the restricted stock units that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the restricted stock units that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock units will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock units granted beginning on March 10, 2016, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the restricted stock units will fully vest and the restrictions imposed upon the restricted stock units will be immediately deemed to have lapsed. “Change in control” in the Restricted Stock Units Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

The restricted stock units set forth in the tables above include the value attributable to unvested restricted stock units held by our named executive officers, valued at the closing market price of our common stock on December 29, 2023, the last business day of our 2023 fiscal year.

As a condition to the grant of the restricted stock units, the Restricted Stock Units Agreements provide that the executive officer will agree to keep our confidential information confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination.

Stock Option Agreements

No stock options were granted to employees in 2023 and no stock options were held by our named executive officers at December 31, 2023.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2023.

	Number of shares remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by stockholders:
2009 Incentive Stock and Awards Plan	150,307	(1)
Employee Stock Purchase Plan	11,632	(2)

Total	161,939

(1)	Excludes 175,686 shares of unvested restricted common stock previously granted under the Hudson Global, Inc. Long Term Incentive Plan and 2009 Incentive Stock and Awards Plan.
(2)	The Company suspended the Hudson Global, Inc. Employee Stock Purchase Plan effective January 1, 2009.

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Our compensation policies and practices (discussed below) do not encourage the taking of excessive or inappropriate risks for several reasons. Our compensation policies and practices include:

•	Targeting median market levels for comparable companies when setting salaries;

•	Capping cash bonus payment, except in extremely rare cases, and determining cash bonus payments using objective and subjective criteria;

•	Granting equity awards with service, and usually performance, vesting requirements;

•	Maintaining stock ownership guidelines for our executive officers;

•	Maintaining a compensation recovery policy for our executive officers that provides our Company with authority to recoup certain compensation in the event of a financial restatement; and

•	Offering only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to achieve strong results for our Company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our Company and stockholders.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Audit Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Audit Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market and the SEC. Our Board of Directors has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firms, Wolf & Company, P.C. (“Wolf”) and BDO USA, P.C. (“BDO”), were responsible for performing an independent audit of the consolidated financial statements for the fiscal year ended December 31, 2023. Wolf and BDO were also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 and management’s assessment of internal control over financial reporting as of December 31, 2023, with our management and has discussed with Wolf and BDO the matters required to be discussed by Auditing Standard No. 1301 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, Wolf and BDO have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with Wolf and BDO their independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements and management’s report on its assessment of internal control over financial reporting be included in our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2023, for filing with the SEC.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, in the “Executive Compensation” section of the proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Executive Compensation” section of the proxy statement discloses information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in this section when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors, and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory, and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions:

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at median market levels for comparable companies:

•	Targeting base salaries at median market levels for comparable companies, and

•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median market performance.

•	Linking the vesting of most restricted stock and restricted stock unit awards to our financial performance as described in the proxy statement.

•

Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.

•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.

•	Using a form of agreement for equity awards that provides for double-trigger, not single-trigger, vesting upon a change in control of our Company.

•	Adopting a compensation recovery policy for our executive officers that provides our Company with authority to recoup certain compensation in the event of a financial restatement.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our common stock.

Vote Required

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. Shares of common stock represented by executed, but unmarked, proxies will be voted ”FOR” the approval of the compensation of our named executive officers as disclosed in the proxy statement. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal.

While the law requires this advisory vote, the vote will neither be binding on us, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, the Board, or the Compensation Committee. However, the views of our stockholders are important to us, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Proxy Statement.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DESIGNED TO PROTECT THE TAX BENEFITS OF OUR NET OPERATING LOSSES

Background

Our company has significant deferred tax assets, which we may be able to use to offset future taxable income. At December 31, 2023, our company had U.S. federal income tax net operating losses (“NOLs”) of approximately $302 million.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur when the percentage of our ownership (by value) by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50% over the lowest percentage owned by such stockholders at any time during the prior three years (calculated on a rolling basis). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the entity immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (“IRS”) (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize our NOLs arising from an ownership change under Section 382 would depend on the value of our equity at the time of any ownership change.

For the purpose of determining whether there has been an ownership change, the change in ownership as a result of purchases by 5-percent shareholders will be aggregated with certain changes in ownership that occurred over the three-year period ending on the date of such purchases. If our company were to experience an ownership change, it is possible that a significant portion of our NOLs would expire before we would be able to use them to offset future taxable income.

In 2018, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to the extend the termination date of the provisions that generally prohibit transfers of our common stock that could result in an ownership change (the “NOL Protective Amendment”).

In 2021, our stockholders approved an amendment to the NOL Protective Amendment to the extend the termination date of the provisions that generally prohibit transfers of our common stock that could result in an ownership change to July 20, 2024. However, the provisions of the NOL Protective Amendment will expire pursuant to their terms on July 20, 2024.

Description of the 2024 NOL Protective Amendment

After careful consideration, our Board of Directors believes the most effective way to continue to preserve the benefits of our NOLs for long-term stockholder value is to amend our Amended and Restated Certificate of Incorporation to adopt a 2024 NOL Protective Amendment for a three-year period after the annual meeting (the “2024 NOL Protective Amendment” and, together with the NOL Protective Amendment, the “NOL Protective Provisions”).

We are asking you to adopt and approve the 2024 NOL Protective Amendment to help prevent certain transfers of our common stock that could result in an ownership change under Section 382 and, therefore, significantly impair the value of our NOLs. Our Board of Directors believes it is advisable and in the best interests of our stockholders to adopt the 2024 NOL Protective Amendment to help protect our NOLs. Our Board of Directors has unanimously approved the 2024 NOL Protective Amendment, and recommends that our stockholders adopt and approve the 2024 NOL Protective Amendment.

The purpose of the NOL Protective Provisions is to protect the long-term value to our Company of our accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of our common stock that is treated as being owned by a holder of 4.99% or more of our common stock. In addition, the 2024 NOL Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.

This description of the 2024 NOL Protective Amendment is a summary and is qualified by and subject to the full text of the 2024 NOL Protective Amendment, which is attached to this proxy statement as Annex A. We have included below a description of the provisions of our Amended and Restated Certificate of Incorporation relating to NOL Protective Provisions.

If stockholders approve and adopt the 2024 NOL Protective Amendment, it will become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to file shortly after the annual meeting. We intend to enforce the restrictions in the NOL Protective Provisions immediately thereafter to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the NOL Protective Provisions on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

If the 2024 NOL Protective Amendment is approved and adopted by our stockholders, the NOL Protective Provisions would expire on the earliest of (i) the close of business on [_______], 20271, (ii) our Board’s determination that the NOL Protective Provisions are no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the beginning of a taxable year to which our Board determines that none of our NOLs may be carried forward and (iv) such date as our Board otherwise determines in accordance with the NOL Protective Provisions. Our Board may also accelerate the expiration date of the NOL Protective Provisions in the event of a change in the law if our Board has determined that the continuation of the restrictions contained in the NOL Protective Provisions is no longer reasonably necessary for the preservation of our NOLs or such action is otherwise reasonably necessary or advisable.

If the 2024 NOL Protective Amendment is not adopted and approved by our stockholders, the 2024 NOL Protective Amendment will not become effective and the NOL Protective Provisions contained in the 2024 NOL Protective Amendment will not go into effect.

Description of NOL Protective Provisions

Prohibited Transfers. The NOL Protective Provisions generally will restrict any direct or indirect transfer (such as transfers of our common stock that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•	increase the direct or indirect ownership of our common stock by any Person (as defined below) from less than 4.99% to 4.99% or more of our common stock; or

[1]	To be a date that is the three-year anniversary of the date of the 2024 Annual Meeting

•	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our common stock.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares of our common stock within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and includes any successor (by merger or otherwise) of any such entity or group.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.99% threshold discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.99% stockholder under the NOL Protective Provisions. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, and our actual knowledge of the ownership of our common stock. The NOL Protective Provisions include the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the NOL Protective Provisions would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the NOL Protective Provisions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. In this proxy statement, we refer to our common stock purportedly acquired in violation of the NOL Protective Provisions as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the NOL Protective Provisions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be transferred first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be transferred to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the NOL Protective Provisions will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer that does not involve a transfer of our “securities” within the meaning of Delaware law but that would cause any stockholder of 4.99% or more of our common stock to violate the NOL Protective Provisions, the following procedures will apply in lieu of those described above. In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the NOL Protective Provisions, and such securities will be treated as excess stock to be disposed of through an agent designated by our Board under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. In order to facilitate sales by stockholders into the market, the NOL Protective Provisions permit otherwise prohibited transfers of our common stock where the transferee is a public group.

In addition, our Board will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If our Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, our Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, our Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Provisions or the status of our federal income tax benefits, including an opinion of counsel selected by our Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If our Board decides to grant a waiver, it may impose conditions on such waiver on the acquirer or selling party.

In the event of a change in law, our Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that our Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the Securities and Exchange Commission or such other method of notice as our corporate secretary shall deem appropriate.

Our Board may establish, modify, amend or rescind bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

Although the NOL Protective Provisions are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the 2024 NOL Protective Amendment is adopted given that:

•	Our Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

•

A court could find that part or all of the NOL Protective Provisions are not enforceable, either in general or as applied to a particular stockholder or fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted in favor of this proposal if (A)

the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to disclose such restrictions to persons holding our common stock in uncertificated form, and to cause any shares of our common stock issued in certificated form to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares. Therefore, under Delaware law, such newly issued shares will be subject to the transfer restriction. For the purpose of determining whether a stockholder is subject to the NOL Protective Provisions, we intend to take the position that all shares issued prior to the effectiveness of the NOL Protective Provisions that are proposed to be transferred were voted in favor of the NOL Protective Provision, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protective Provisions, unless a stockholder establishes that it did not vote in favor of the NOL Protective Provisions. Nonetheless, a court could find that the NOL Protective Provisions are unenforceable, either in general or as applied to a particular stockholder or fact situation.

•

Despite the NOL Protective Provisions, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the NOL Protective Provisions are effective.

•

There will be a brief period following the expiration of the 2021 NOL Protection Amendment but prior to the effectiveness, if adopted by our stockholders, of the 2024 NOL Protective Amendment, where the NOL Protective Provisions have expired pursuant to their terms and are not effective.

As a result of these and other factors, the NOL Protective Provisions are intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize our NOLs.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•

Each stockholder who owns less than 5% of our common stock is generally (but not always) aggregated with other such stockholders and treated as a single “5-percent shareholder” for purposes of Section 382. Transactions in the public markets among such stockholders are generally (but not always) excluded from the Section 382 calculation.

•

There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

Acquisitions by a person that cause the person to become a Section 382 “5-percent shareholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•

Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•

Our redemption or buyback of our common stock will increase the ownership of any Section 382 “5-percent shareholders” (including groups of stockholders who are not individually 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent shareholder,” resulting in a 5% (or more) change in ownership.

Vote Required

The affirmative vote of the holders of a majority of the shares entitled to vote at the annual meeting is required for approval of the 2024 NOL Protective Amendment. Both broker non-votes and abstentions will act as a vote against the 2024 NOL Protective Amendment. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” the 2024 NOL Protective Amendment.

Our Board of Directors recommends that you vote “FOR” the adoption and approval of the 2024 NOL Protective Amendment.

PROPOSAL 4: VOTE TO APPROVE THE AMENDMENT TO THE RIGHTS AGREEMENT

On October 15, 2018, our Board of Directors declared a dividend to the Company’s stockholders of record as of the close of business on October 25, 2018 for each outstanding share of the Company’s common stock, of one right (a “Right”) to purchase one one-hundredth of a share of a new series of participating preferred stock of the Company. The terms of the Rights are set forth in the Rights Agreement, by and between the Company and Computershare Trust Company, N.A., as rights agent, dated as of October 15, 2018 (the “Original Rights Agreement” and, as amended, the “Rights Agreement”).

The Board of Directors entered into the Rights Agreement in an effort to preserve the value of the Company’s significant U.S. net operating loss carryforwards (“NOLs”) and other tax benefits. The Company’s ability to utilize its NOLs may be substantially limited if the Company experiences an “ownership change” within the meaning of Section 382 of the Internal Revenue Code (the “Code”). In general, an “ownership change” would occur if the percentage of the Company’s ownership by one or more “5-percent shareholders” (as defined in the Code) increases by more than 50 percent over the lowest percentage owned by such stockholders at any time during the prior three years. The Rights Agreement is designed to preserve the Company’s tax benefits by deterring transfers of common stock that could result in an “ownership change” under Section 382 of the Code.

The Board of Directors took action to amend the Original Rights Agreement to extend the expiration of the Rights Agreement to October 15, 2024, as contemplated in the First Amendment to Rights Agreement (the “First Amendment”).

Moreover, the Board of Directors has taken action to amend the Original Rights Agreement, as amended by the First Amendment, to extend the expiration of the Rights Agreement to October 15, 2027, as provided for pursuant to the Second Amendment to Rights Agreement, dated as of June 18, 2024 (the “Second Amendment”), the complete text of which is attached as Annex A to this proxy statement, since no Distribution Date has occurred.

Section 1(w) of the Original Rights Agreement as amended by the First Amendment, is further amended and restated by the Second Amendment to read as follows:

“Expiration Date” means the earliest of (i) the Close of Business on October 15, 2027, or such earlier date as of which the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Code or any successor or replacement provision if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (v) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, and (vi) the Close of Business on the first Business Day following the certification of the voting results of the Company’s 2024 annual meeting of stockholders, if Stockholder Approval has not been obtained prior to such date.

On June 13, 2024, our Board of Directors approved the Second Amendment to extend the expiration of the Rights Agreement to October 15, 2027 as described in this Proposal 4, and our Board of Directors is now submitting the Second Amendment, attached as Annex B to this proxy statement, for stockholder approval.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required for the approval of the Amendment to the Rights Agreement. Consequently, broker non-votes will have no effect on the approval of the

Amendment to the Rights Agreement, but abstentions will act as a vote against the approval of the Amendment to the Rights Agreement. Shares of common stock represented by executed, but unmarked, proxy cards will be voted “FOR” the approval of the Amendment to the Rights Agreement.

Our Board of Directors unanimously recommends that you vote “FOR” approval of the Amendment to the Rights Agreement.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed Wolf & Company, P.C. (“Wolf”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2024. Our Board of Directors is seeking stockholder ratification of the appointment of Wolf as our independent registered public accounting firm for our fiscal year ending December 31, 2024. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Wolf are expected to be available to answer appropriate questions from stockholders at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, during the Annual Meeting.

Information Regarding Prior Independent Auditor

On September 28, 2023, the Audit Committee of the Board of Directors of the Hudson Global, Inc. (the “Company”) approved the engagement of Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023, effective immediately, and dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through September 28, 2023, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than a material weakness in the Company’s internal control over financial reporting previously reported in Item 9A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023. The material weakness related to the design and implementation of internal controls over the revenue recognition process, specifically the failure to properly evaluate whether the Company was to be considered the principal or the agent in a non-routine transaction involving a discretionary bonus paid by the Company on behalf of a customer, which resulted in an understatement of revenue and direct contracting costs and reimbursed expenses for the three- and six-month periods ended June 30, 2022 and the nine-month period ended September 30, 2022. This reportable event was discussed among the Audit Committee and BDO.

The Company previously provided BDO with a copy of disclosures consistent with the information above. A letter dated October 4, 2023, from BDO stating its agreement with such statements is listed under Item 9 as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2023.

During the period from January 1 through December 31, 2022, the Company did not consult Wolf with respect to (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Wolf concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Paid for 2023 and 2022

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Wolf & Company, P.C. (“Wolf”) and BDO USA, P.C. (“BDO”) for the audit of our annual financial statements for the fiscal year ended December 31, 2023 and by BDO for the audit of our annual financial statements for the fiscal year ended December 31, 2022, and fees billed for other services rendered by Wolf and BDO during those periods.

	2023	2022
Audit fees (1)	$688,039	$924,915
Audit-related fees (2)	39,500	33,500
Tax fees (3)	13,297	13,297
All other fees (4)	1,000	—

Total fees	$741,836	$971,712

(1)

Audit fees consist of the aggregate fees billed for professional services rendered by Wolf and BDO in 2023 and by BDO in 2022, as applicable, for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international).

(2)	Audit-related fees consist of audit services of our employee benefit plan filed on Form 11-K.
(3)	Tax fees consist of professional services rendered by BDO relating to tax studies.
(4)	All Other Fees consist of fees for services other than the services reported above.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Wolf and BDO, and all such services were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chair of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or the Chair of the Audit Committee must the Audit Committee or the Chair of the Audit Committee give prior approval for the additional cost. The Chair of the Audit Committee reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chair of the Audit Committee with a description of each specific audit or non-audit service to be rendered and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of Wolf as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Shares of common stock represented by executed, but unmarked, proxy cards will be voted “FOR” the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as a non-binding indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s and its stockholders’ best interest.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Wolf as independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2024.

OTHER MATTERS

Stockholder Proposals

The Company anticipates holding its 2025 Annual Meeting of Stockholders on or about June 15, 2025. If that date changes significantly, the Company will disclose appropriately. The Company has provided the deadlines below in expectation of holding the 2025 Annual Meeting of Stockholders on such date. Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be delivered to our Corporate Secretary at our office located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870 by February 1, 2025. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2025 Annual Meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, as we anticipate will be the case for the 2025 Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under our By-Laws, if we do not receive notice of a stockholder nomination or proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2025 Annual Meeting, but do not intend to include in our proxy statement for such meeting) by March 17, 2025, then the notice will be considered untimely and we will not be required to present the proposal at the 2025 Annual Meeting. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the Annual Meeting, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and any additional solicitation material furnished to the stockholders. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. Copies of the solicitation materials will be furnished to brokers, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Although there is no formal agreement to do so, we may reimburse such brokers, banks and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $7,500 plus reimbursable out-of-pocket expenses.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to any of the proposals to be presented at the annual meeting, and the Company will not independently provide stockholders with any such right.

Stockholders Sharing the Same Address

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023 and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023 to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing to Corporate Secretary, Hudson Global, Inc., 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870 or calling (203) 409-5628.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein
Chief Executive Officer

Old Greenwich, Connecticut

[______], 2024

HUDSON GLOBAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – [____], 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hudson Global, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey E. Eberwein and Matthew K. Diamond, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s 2024 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held on [_____], 2024, at 10:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board recommends a vote FOR the election of all of the listed nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1.	Election of nominees named below to the Board of Directors of the Company.

☐ FOR ALL NOMINEES.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐ FOR ALL EXCEPT

  (See instructions below)

Nominees:	☐	Mimi K. Drake
	☐	Jeffrey E. Eberwein
	☐	Connia M. Nelson
	☐	Robert G. Pearse

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation designed to protect the tax benefits of our net operating losses.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve amendments to the Company’s Rights Agreement to extend its term through October 15, 2027.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To ratify the appointment of Wolf & Company, P.C. as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Corporate Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

See reverse side for additional instructions

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD

AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________	(Signature of Stockholder)

DATE: ___________________	(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNEX A

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF HUDSON GLOBAL, INC.

Hudson Global, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: This Amendment to the Amended and Restated Certificate of Incorporation amends and restates Article XIV in its entirety to read as follows:

(1) Definitions. As used in this Article XIV, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):

(a) “4.99-percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this Article XIV.

(b) “4.99-percent Stockholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treas. Reg. § 1.382-2T(g), as applied by replacing “5-percent” with “4.99-percent” and “five percent” with “4.99 percent,” where applicable.

(c) “Agent” has the meaning set forth in Section 5 of this Article XIV.

(d) “Board of Directors” means the board of directors of the Corporation.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f) “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in § 1504(a)(4) of the Code), and (iii) warrants, rights or options (including options within the meaning of Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382-4(d)(9)) to purchase securities of the Corporation.

(g) “Effective Date” means the date of filing of this Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

(h) “Excess Securities” has the meaning set forth in Section 4 of this Article XIV.

(i) “Expiration Date” means the earliest of (i) the close of business on [____], 2027,2 (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article XIV is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article XIV.

(j) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treas. Reg. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4, or any successor provisions and other pertinent Internal Revenue Service guidance.

[2]	To be a date that is the three-year anniversary of the date of the 2024 Annual Meeting.

(k) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

(l) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XIV.

(n) “Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T(f)(13).

(o) “Purported Transferee” has the meaning set forth in Section 4 of this Article XIV.

(p) “Remedial Holder” has the meaning set forth in Section 7 of this Article XIV.

(q) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treas. Reg. § 1.382-2T(f)(18).

(r) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.

(s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(u) “Transferee” means any Person to whom Corporation Securities are Transferred.

(v) “Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(2) Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article XIV, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.99-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 4.99-percent Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Corporation Securities entered into through the facilities of a national securities exchange; provided, however, that the Corporation Securities and parties involved in such transaction shall remain subject to the provisions of this Article XIV in respect of such transaction.

(3) Exceptions.

(a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treas. Reg. § 1.382-2T(j)(3)(i)) shall be permitted.

(b) The restrictions set forth in Section 2 of this Article XIV shall not apply to an attempted Transfer that is a 4.99-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3(b), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article XIV through duly authorized officers or agents of the Corporation. Nothing in Section 3(b) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(4) Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article XIV or until an approval is obtained under Section 3(b) of this Article XIV. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this Article XIV shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the Purported Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article XIV, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article XIV as a condition to registering any transfer.

(5) Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and; provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article XIV if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(6) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(7) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of Corporation Securities within the meaning of Delaware law but which would cause a 4.99-percent Stockholder to violate a restriction on Transfers provided for in this Article XIV, the application of Sections 5 and 6 of this Article XIV shall be modified as described in this Section 7. In such case, no such 4.99-percent Stockholder shall be required to dispose of any interest that is not a Corporation Security, but such 4.99-percent Stockholder and/or any Person whose ownership of Corporation Securities is attributed to such 4.99-percent Stockholder (such 4.99-percent Stockholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Corporation Securities (which Corporation Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99-percent Stockholder, following such disposition, not to be in violation of this Article XIV. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Corporation Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this Article XIV, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.99-percent Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 5 of this Article XIV to situations in which there is a 4.99-percent Transaction without a direct Transfer of Corporation Securities, and this Section 7, along with the other provisions of this Article XIV, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(8) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article XIV (whether or not made within the time specified in Section 5 of this Article XIV), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XIV being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article XIV to constitute a waiver or loss of any right of the Corporation under this Article XIV. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XIV.

(9) Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article XIV who knowingly violates the provisions of this Article XIV and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including, but not limited to, damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(10) Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XIV or the status of the Tax Benefits of the Corporation.

(11) Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article XIV bear the following legend:

“THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.99-PERCENT STOCKHOLDER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99-PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article XIV also bear a conspicuous legend referencing the applicable restrictions.

(12) Authority of Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XIV, including, without limitation, (i) the identification of 4.99-percent Stockholders, (ii) whether a Transfer is a 4.99- percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 4.99-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article XIV, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XIV. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XIV for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XIV.

(b) Nothing contained in this Article XIV shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XIV, (iii) modify the definitions of any terms set forth in this Article XIV or (iv) modify the terms of this Article XIV as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article XIV, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XIV requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIV. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent and all other parties for all other purposes of this Article XIV. The Board of Directors may delegate all or any portion of its duties and powers under this Article XIV to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XIV through duly authorized officers or agents of the Corporation. Nothing in this Article XIV shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

(13) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XIV. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by, any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(14) Benefits of this Article XIV. Nothing in this Article XIV shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XIV. This Article XIV shall be for the sole and exclusive benefit of the Corporation and the Agent.

(15) Severability. The purpose of this Article XIV is to facilitate the Corporation’s ability to maintain and preserve its Tax Benefits. If any provision of this Article XIV or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XIV.

(16) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XIV, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

THIRD: The foregoing amendment shall be effective as of 5:00 p.m. Eastern Time on [______], 2024.

FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of this Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed on this ___ day of ______, 2024.

HUDSON GLOBAL, INC.

By:
Name:
Title:

ANNEX B

SECOND AMENDMENT TO RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of June 18, 2024 (this “Amendment”), by and between Hudson Global, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). Unless the context otherwise requires, capitalized terms used in this Amendment have the respective meaning given to them in the Rights Agreement (defined below).

Recitals

WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated as of October 15, 2018 (the “Original Agreement”);

WHEREAS, the Company and the Rights Agent entered into a First Amendment to the Original Agreement, dated as of September 28, 2021 (“First Amendment”, collectively with the Original Agreement, the “Rights Agreement”);

WHEREAS, the board of directors of the Company has (1) determined that no Distribution Date has occurred as of the date of this Amendment and (2) taken action to amend the Rights Agreement as contemplated herein; and

WHEREAS, this Amendment amends the Rights Agreement as contemplated by Section 27 of the Rights Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing, the parties, intending to be legally bound hereby, agree as follows:

1. Section 1(w) of the Rights Agreement is hereby amended and restated as of the date of this Amendment to read as follows:

“Expiration Date” means the earliest of (i) the Close of Business on October 15, 2027, or such earlier date as of which the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Code or any successor or replacement provision if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (v) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, and (vi) the Close of Business on the first Business Day following the certification of the voting results of the Company’s 2024 annual meeting of stockholders, if Stockholder Approval has not been obtained prior to such date.

2. Section 1(nn) of the Rights Agreement is hereby amended and restated as of the date of this Amendment to read as follows:

“Stockholder Approval” means the approval of this Agreement and any amendments to this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares of the Company entitled to vote (excluding the vote of any Acquiring Person) that are present in person or represented by proxy and actually voted on the proposal to approve this Agreement or any amendment to this Agreement, at a duly called meeting of stockholders of the Company (or any adjournment or postponement thereof) at which a quorum is present.

3. Exhibits B and C to the Rights Agreement and all other related documents shall be modified, where appropriate, to make reference to this Amendment and reflect the amendments contained herein.

4. Sections 26 through (and including) 38 of the Rights Agreement shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be duly executed as of the date first above written.

HUDSON GLOBAL, INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title: